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                                                                     EXHIBIT 5.1


[SHERWIN-WILLIAMS LOGO]
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THE SHERWIN-WILLIAMS COMPANY
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115
Phone:  (216) 566-2200

Louis E. Stellato
Vice President, General Counsel
and Secretary



                                                              November 15, 2002



The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115

         Re:  The Sherwin-Williams Company 2003 Stock Plan

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation ("Sherwin-Williams"), I am delivering this opinion for use as an Exhibit to the Registration Statement on Form S-8 of Sherwin-Williams (the "Registration Statement") to be filed on or about November 15, 2002 with the Securities and Exchange Commission (the "SEC") to register 9,195,735 shares of common stock of Sherwin-Williams, par value $1.00 per share (the "Shares"), that may be issued by Sherwin-Williams from time to time in accordance with the terms of The Sherwin-Williams Company 2003 Stock Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

         I have examined the following in connection with this opinion: (i) the Amended Articles of Incorporation and Regulations of Sherwin-Williams, (ii) the Registration Statement, (iii) the Plan, and (iv) resolutions of the Board of Directors of Sherwin-Williams adopted at a meeting duly held on February 6, 2002 relating to the filing of the Registration Statement. I have also examined such records, certificates and other documents that I have considered necessary or appropriate for the purpose of this opinion.




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November 15, 2002
Page 2


         Based upon the foregoing, I am of the opinion that the Shares, when acquired by the Plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable. This opinion is limited to original issuance securities, if any, issued pursuant to the terms of the Plan after the date of this opinion.

         I consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me, in my capacity as General Counsel of Sherwin-Williams, under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                                              Very truly yours,


                                                              /s/ L.E. Stellato